UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): May 26, 2016
KAISER ALUMINUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-52105	94-3030279
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

27422 Portola Parkway, Suite 200
	Foothill Ranch, California	92610-2831
	(Address of Principal Executive Offices)	(Zip Code)

(949) 614-1740
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2016, at the 2016 Annual Meeting of Stockholders of Kaiser Aluminum Corporation (the “ Company”), the Company’s stockholders approved the Kaiser Aluminum Corporation 2016 Equity and Incentive Compensation Plan (the “2016 Plan”). The 2016 Plan authorizes the compensation committee of the Company's board of directors to provide equity-based compensation in the form of stock options, appreciation rights (or SARs), restricted stock, restricted stock units (or RSUs), performance shares, performance units, dividend equivalents and certain other awards denominated or payable in, or otherwise based on, the Company's common stock or factors that may influence the value of the Company's common stock, plus cash incentive awards, for the purpose of providing the Company's officers and other key employees (and those of our subsidiaries), the Company's non-employee directors, and potentially certain non-employees who perform employee-type functions, incentives and rewards for performance.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the 2016 Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 26, 2016, the Company held its 2016 Annual Meeting of Stockholders. At the 2016 Annual Meeting of Stockholders, the Company's stockholders approved an amendment to the amended and restated certificate of incorporation of the Company to implement a successor tax asset protection provision designed to preserve certain tax benefits primarily associated with the Company's net operating losses.

The foregoing description of the amendments to the Company’s amended and restated certificate of incorporation does not purport to be complete and is qualified in its entirety by reference to the full text of the certificate of amendment to the amended and restated certificate of incorporation, a copy of which is attached hereto as Exhibits 3.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 26, 2016, the Company held its 2016 Annual Meeting of Stockholders. Below are the matters that were voted upon at the meeting and the final voting results as reported by our inspector of elections.

(1)	Election of Directors - The stockholders elected three Class I directors, each for a term expiring at the Company's 2019 Annual Meeting of Stockholders. The voting results were as follows:

Nominee Name	Votes For	Votes Withheld	Broker Non-Votes
Alfred E. Osborne, Jr.	16,801,777	213,744	407,034
Jack Quinn	16,825,055	190,466	407,034
Thomas M. Van Leeuwen	16,926,074	89,447	407,034

The number of shares voting “for” Messrs. Osborne, Quinn and Van Leeuwen constituted 98.74%, 98.88% and 99.47%, respectively, of the total number of votes cast with respect to each director.

The other directors with terms continuing after the 2016 Annual Meeting of Stockholders are Carolyn Bartholomew, David Foster, L. Patrick Hassey, Jack A. Hockema, Teresa A. Hopp, Lauralee E. Martin, Jr., and Brett E. Wilcox.

(2)	Advisory Vote on Executive Compensation - The stockholders approved, on an advisory, non-binding basis, the compensation of the Company's named executive officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
16,648,945	358,644	7,932	407,034

The number of shares voting “for” constituted 97.84% of the total number of shares represented and entitled to vote at the meeting and actually voted on the proposal.

(3)	Approval of the Kaiser Aluminum Corporation 2016 Equity and Incentive Compensation Plan - The stockholders approved the 2016 Plan. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
16,567,982	439,790	7,749	407,034

The number of shares voting “for” constituted 97.37% of the total number of shares represented and entitled to vote at the meeting and actually voted on the proposal.

(4)
Amendment to the Company's Amended and Restated Certificate of Incorporation - The stockholders approved the amendment to the Company's Amended and Restated Certificate of Incorporation to implement a successor tax asset protection provision. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
16,872,013	141,894	1,614	407,034

The number of shares voting “for” constituted 93.81% of the total number of shares issued and outstanding and entitled to vote at the meeting.

(5)	Ratification of the Adoption of Tax Asset Protection Plan - The stockholders ratified the adoption of the Company's tax asset protection plan. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
14,471,624	2,542,362	1,535	407,034

The number of shares voting “for” constituted 85.05% of the total number of shares represented and entitled to vote at the meeting and actually voted on the proposal.

(6)
Ratification of the Selection of Independent Registered Public Accounting Firm - The stockholders ratified the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for 2016. The voting results were as follows:

For	Against	Abstain
17,355,644	64,425	2,468

The number of shares voting “for” constituted 99.62% of the total number of shares represented and entitled to vote at the meeting and actually voted on the proposal.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation dated May 26, 2016.

10.1	Kaiser Aluminum Corporation 2016 Equity and Incentive Compensation Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION (Registrant)

By:	/s/ Cherrie I. Tsai
Cherrie I. Tsai Vice President, Deputy General Counsel and Corporate Secretary
Date: May 26, 2016